Exhibit (h)(4)(g)
Exhibit A
Pacific Funds Sub-Administration Agreement
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF Loomis Sayles Large-Cap Growth Fund (formerly Blue Chip)
PF MFS International Large-Cap Fund
PF NB Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund
Effective: January 1, 2006

PACIFIC FUNDS

By:	/s/ James T. Morris

Name:	James T. Morris
Title:	President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ James T. Morris

Name:	James T. Morris
Title:	Executive Vice President

By:	/s/ Audrey L. Milfs

Name:	Audrey L. Milfs
Title:	Secretary